UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2015

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 3, 2015, The Container Store Group, Inc. (the “Company”) held its Annual Meeting of Shareholders.  A total of 42,800,622 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 89% percent of the Company’s outstanding common stock as of the June 9, 2015 record date. The following are the voting results for the proposals considered and voted upon at the meeting, both of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 16, 2015.

Item 1 — Election of four Class II directors for a term of office expiring on the date of the annual meeting of shareholders in 2018, or until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
J. Kristofer Galashan	35,898,988	1,275,800	5,625,834
Melissa Reiff	33,001,475	4,173,313	5,625,834
Rajendra Sisodia	37,039,741	135,047	5,625,834
Caryl Stern	37,058,811	115,977	5,625,834

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 27, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
42,456,028	116,947	227,647	0

Based on the foregoing votes, each of the four Class II director nominees was elected and Item 2 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: August 4, 2015	By:	/s/ Jodi L. Taylor
Jodi L. Taylor
Chief Financial Officer

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